UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2025
SWEETGREEN, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41069	27-1159215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3102 36th Street Los Angeles, CA	90018
(Address of Principal Executive Offices)	(Zip Code)
(323) 990-7040
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	SG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 29, 2025 (the “Closing Date”), Sweetgreen, Inc. (the “Company”) completed the previously announced merger and asset sale contemplated by that certain Agreement and Plan of Merger and Asset Purchase, dated November 5, 2025 (the “Agreement”), by and among Wonder Group, Inc., a Delaware corporation (“Wonder”), Wonder Group Robotics, LLC (f/k/a Wonder Automation, Inc.), a Delaware limited liability company and a wholly owned subsidiary of Wonder (“Buyer”), Wally Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Wonder (“Merger Sub I”), Wally Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Wonder (“Merger Sub II”) and Spyce Food Co., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Spyce”), pursuant to which, among other things, (a) the Company and certain of its subsidiaries sold to Buyer the kitchen automation technology known as the “Infinite Kitchen” and certain other assets related to the kitchen automation technology business (the “Spyce Business”), and Buyer assumed certain liabilities related thereto, and (b) Merger Sub I merged with and into Spyce, a subsidiary of the Company that also holds assets with respect to the Spyce Business (the “First Merger”), with Spyce surviving as a wholly-owned subsidiary of Wonder, and, immediately thereafter, Spyce (as the surviving corporation in the First Merger) merged with and into Merger Sub II, with Merger Sub II continuing as a wholly-owned subsidiary of Wonder (collectively, the “Spyce Sale”).

On the Closing Date, as consideration for the Spyce Sale, Wonder paid to the Company $100.0 million in cash and issued to the Company shares of Series C Preferred Stock of Wonder with an implied value of $86.4 million based on the price per share at which shares were issued by Wonder to cash investors in its most recent preferred equity financing (the “Equity Consideration”). The Company entered into an equity side letter (the “Side Letter”) with Wonder with respect to the Equity Consideration, which, among other things, provides the Company with certain information and other rights, effective on the Closing Date. In addition, certain Company employees who previously serviced the Spyce Business were offered employment by Wonder.

On the Closing Date, the Company, Buyer and Merger Sub II entered into, among other ancillary agreements, (1) a Supply and Services Agreement (“Supply Agreement”), pursuant to which Buyer and Merger Sub II agreed, among other things, to sell Infinite Kitchen units (and future variants of the current system, and certain products that Buyer and Merger Sub II may later develop) to the Company on a long-term basis and provide certain services related to the Infinite Kitchen units, including commissioning, support and maintenance; and (2) an Intellectual Property License Agreement (the “License Agreement”), whereby, among other things, Buyer and Merger Sub II grant (a) a non-exclusive, perpetual, irrevocable, royalty-free license back to the Company of the Spyce Business technology sold in the Spyce Sale, and certain related future improvements for the Company to exploit such licensed intellectual property for use in certain Company-branded facilities that produce food or beverages, subject to certain restrictions, including on use and facilities in connection with a change of control of the Company, and (b) upon occurrence of certain trigger events (which includes an uncured material breach by Wonder under the Supply Agreement), a non-exclusive, perpetual, irrevocable, royalty-bearing license to allow the Company to manufacture, use, sell, and otherwise exploit and dispose of the products previously sold to the Company under the Supply Agreement. The Supply Agreement is subject to termination for an uncured material breach as set forth in the Supply Agreement.

The Agreement contains customary representations, warranties and covenants, and indemnities pursuant to which the parties agreed to indemnify each other for certain matters, including, among other things, breaches of representations, warranties and covenants and with respect to the allocation of certain liabilities between their respective post-transaction businesses.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Agreement has been provided solely to inform investors of its terms. The representations, warranties and covenants contained in the Agreement were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Agreement and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties to the Agreement if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by disclosures not reflected in the text of the Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. The Company’s stockholders and other investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or any of its subsidiaries or affiliates.

Item 7.01    Regulation FD Disclosure
On December 29, 2025, the Company issued a press release announcing the completion of the Spyce Sale. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01    Financial Statements and Exhibits

(b)Pro Forma Financial Information
The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Spyce Sale are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
The unaudited pro forma condensed consolidated balance sheet of the Company as of September 28, 2025 included in Exhibit 99.2 gives effect to the Spyce Sale as if the Spyce Sale had occurred on September 28, 2025.
The unaudited pro forma condensed consolidated statements of operations of the Company for the thirty-nine weeks ended September 28, 2025 and for the year ended December 29, 2024, included in Exhibit 99.2 gives effect to the Spyce Sale as if it had occurred on January 1, 2024.
(d) Exhibits

Exhibit No.	Description
2.1*
Agreement and Plan of Merger and Asset Purchase, dated November 5, 2025, by and among Wonder Group, Inc., Spyce Food Co., and the other parties named therein (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q, initially filed with the Securities and Exchange Commission on November 7, 2025 (File No.: 001-41069))

99.1	Press Release Issued by the Company dated December 29, 2025
99.2
Unaudited pro forma condensed consolidated balance sheet of the Company as of September 28, 2025 and unaudited pro forma condensed consolidated statements of operations of the Company for the thirty-nine weeks ended September 28, 2025 and for the year ended December 29, 2024, in each case, giving effect to the Spyce Sale, and the related notes thereto.

104	Cover Page Interactive Data File, formatted in inline XBRL (embedded within the Inline XBRL document)

*Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish supplementally copies of omitted schedules and exhibits to the Securities and Exchange Commission or its staff upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWEETGREEN, INC.

Dated: January 5, 2026	By:	/s/ Jamie McConnell
Jamie McConnell
Chief Financial Officer